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                                                                      Exhibit 11


                      Consent of Independent Accountants


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A ("Registration Statement") of our report dated
November 10, 1995, relating to the financial statements of the Large Cap Value, Large Cap Growth, Small Cap Value, Small Cap Growth, Mid-Cap, Capital Appreciation, Equity Income, Balanced, Capital Growth, Core Fixed Income, Bond and High Yield Bond Portfolios of SEI Institutional Managed Trust, which appears in such Statement of Additional Information and to the incorporation by reference of our report into the Prospectuses constituting part of the Registration Statement. We also consent to the references to us under the headings "Experts" and "Financial Statements" in the Statement of Additional Information and to the references to us under the headings "Financial Highlights" and "Counsel and Independent Accountants" in the Prospectuses.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Philadelphia, PA
November 27, 1995